Exhibit 99.B(g)(4)

THIRD AMENDMENT TO THE AMENDED AND RESTATED MULTI-TRUST CUSTODY AGREEMENT

THIS THIRD AMENDMENT dated as of the 1st day of April, 2014, to the Amended and Restated Multi-Trust Custody Agreement, dated as of June 14, 2013 as amended September 10, 2013 and December 10, 2013 (the “Agreement”), is entered into by and between each of  SEI INSTITUTIONAL MANAGED TRUST, a Massachusetts business trust (“SIMT”), SEI INSTITUTIONAL INVESTMENTS TRUST, a Massachusetts business trust (“SIIT”), SEI DAILY INCOME TRUST, a Massachusetts business trust (“SDIT”), SEI ASSET ALLOCATION TRUST, a Massachusetts business trust (“SAAT”), SEI LIQUID ASSET TRUST, a Massachusetts business trust (“SLAT”), SEI TAX EXEMPT TRUST, a Massachusetts business trust (“STET”), SEI INSURANCE PRODUCTS TRUST, a Delaware statutory trust (“SIPT”), and NEW COVENANT FUNDS, a Delaware statutory trust (“NCF”) (each a “Trust” and, collectively, the “Trusts”), severally and not jointly, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend fees; and

WHEREAS, Article 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

(signatures on the following page)

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SEI INSTITUTIONAL MANAGED TRUST
SEI INSTITUTIONAL INVESTMENTS TRUST
SEI DAILY INCOME TRUST
SEI ASSET ALLOCATION TRUST
SEI LIQUID ASSET TRUST
SEI TAX EXEMPT TRUST
NEW COVENANT FUNDS
SEI INSURANCE PRODUCTS TRUST

U.S. BANK NATIONAL ASSOCIATION
		By:	/s/ Michael R. McVoy
By: /s/ Stephen G. MacRae, on behalf of each of the above listed Trusts, severally and not jointly
		Name:	Michael R. McVoy
Name:	Stephen G. MacRae
		Title:	Senior Vice President
Title:	V.P.

Amended Exhibit B

to the Multi-Trust Custody Agreement

Domestic Custody Services Fee Schedule Effective April 1, 2014

[REDACTED]

Amended Exhibit B (continued)

to the Multi-Trust Custody Agreement

Global Sub-Custodial Services Annual Fee Schedule** Effective April 1, 2014

[REDACTED]